SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: December 16, 2014

Actua Corporation

(formerly ICG Group, Inc.)

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2014, Actua Corporation (“Actua”) entered into a letter agreement with R. Kirk Morgan, its Chief Financial Officer, that amends and restates the terms of Mr. Morgan’s letter agreement with Actua, dated December 18, 2008 (as amended on June 18, 2010 and October 6, 2011). The amended and restated agreement extends to December 31, 2017 the term through which the termination of Mr. Morgan’s employment without cause would trigger certain severance benefits, as specified in the agreement. Otherwise, the amended and restated agreement contains substantially the same terms as those contained in Mr. Morgan’s prior letter agreement.

The foregoing description of Mr. Morgan’s amended and restated agreement does not purport to be complete and is qualified in its entirety by the actual amended and restated agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 16, 2014, by and between Actua Corporation and R. Kirk Morgan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: December 18, 2014	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 16, 2014, by and between Actua Corporation and R. Kirk Morgan